UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 25, 2008 (Date of earliest event reported)
M-Wave Inc (Exact name of registrant as specified in its charter)

IL (State or other jurisdiction of incorporation)	0-19944 (Commission File Number)	36-3809819 (IRS Employer Identification Number)

11533 Franklin Ave (Address of principal executive offices)		60131 (Zip Code)
(630) 562-5550 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 19, 2008, the Registrant received a NASDAQ Staff Deficiency Letter indicating that the Registrant fails to comply with the minimum closing bid price requirement for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(4). To maintain the listing of its common stock on The NASDAQ Capital Market, the Registrant must maintain compliance with NASDAQ'S continued listing requirements, which require, among other things, that the bid price of the Registrant's common stock not close below a minimum price of $1.00 per share for any period of 30 consecutive business days.

NASDAQ has provided the Registrant 180 calendar days for the minimum closing bid price on the Registrant's common stock to exceed $1.00 per share for a minimum of ten consecutive business days. If the closing bid price of the Registrant's common stock exceeds $1.00 for a minimum of ten consecutive business days at any time prior to September 15, 2008, NASDAQ will provide written notification that the Registrant has regained compliance with the complies with the bid price rule. If the closing bid price does not exceed $1.00 per share for a minimum of ten consecutive business days at any time prior to September 15, 2008, NASDAQ may provide an additional 180 calendar day period, or it may delist the Registrant's common stock at that time. At that time, the Company may appeal the Staff's determination to delist its securities to a Listing Qualifications Panel. In such case, NASDAQ's decision to extend the time period for compliance or to delist the Registrant's common stock will depend on whether the Registrant is in compliance with other NASDAQ listing qualification standards. There can be no assurance that the Registrant will be in compliance with such listing qualification standards.

Additionally, the Company received a second letter on March 19, 2008, indicating that the Company's common stock had not maintained a minimum market value of publicly held shares of $1,000,000 as required for continued listing by NASDAQ Marketplace Rule 4310(c)(7).

In accordance with Marketplace Rule 4310(c)(8)(B), the Company has been provided 90 calendar days, or until June 17, 2008, to regain compliance. If, at anytime before June 17, 2008, the market value of publicly held shares of the Company's common stock is $1,000,000 or more for a minimum of 10 consecutive trading days, NASDAQ will provide written notification that the Company has regained compliance with the market value of publicly held shares rule. If compliance with this Rule cannot be demonstrated by June 17, 2008, NASDAQ will provide written notification that the Company's securities will be subject to delisting. At that time, the Company may appeal the Staff's determination to a Listing Qualifications Panel.

In addition, NASDAQ's continued listing requirements include a minimum stockholders' equity of $2.5 million. The Company received notice on November 15, 2007 that it does not comply with this requirement. The Company also received a delisting notice on January 7, 2008 for not holding its 2006 Annual Meeting before December 31, 2007. In response to these notices, the Company requested a hearing before a NASDAQ Listing Qualifications Panel, which was held on February 21, 2008. While the Company held its 2006 Annual Meeting on March 14, 2008, there can be no assurances that the Company will be able to obtain additional equity funding to satisfy the NASDAQ stockholders' equity requirement, nor can there be assurances that the NASDAQ Panel will grant the Company's request for continued listing.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of M-Wave Inc dated March 25, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2008	M-WAVE INC By: /s/ Jim Mayer Jim Mayer Interim Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of M-Wave Inc dated March 25, 2008